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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements Nos. 333-66045 and 333-54970 on Form S-8 of our report relating to the 2003 consolidated financial statements of Innotrac Corporation dated March 30, 2004, appearing in the Annual Report on Form 10-K of Innotrac Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 31, 2006